CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
(Thousands of Dollars)

                                  CIM     CVI     QST       QST               CONSOL.  TOTAL     CILCO      CONSOL.    CILCORP
                                  CONSOL. CONSOL. CONSOL(1) ENVIRON. CILCORP  ADJUST.  NONUTIL   CONSOL.    ADJUST.     CONSOL.
Current Assets                        160  4,166   88,871    26,453   22,664  (22,089)  120,225    126,984    (1,486)   245,723
Investment in CILCO                                                  332,743       (1)  332,742             (332,742)         0
Investment in CIM                                                     10,847  (10,847)        0                               0
Investment in CVI                                                        648     (648)        0                               0
Investment in ESE                                                                             0                               0
Investment in QST                                                     36,073  (36,073)        0                               0
Investments and Other Property    163,172    746                      34,498  (35,153)  163,263      4,269              167,532
Property, Plant and Equipment                  8    7,230    13,142      591             20,971    868,430              889,401
Other Assets                          149           1,767     6,949      321        5     9,191     22,972               32,163
  Total Assets                    163,481  4,920   97,868    46,544  438,385 (104,806)  646,392  1,022,655  (334,228) 1,334,819


Current Liabilities                20,159  4,201   87,413    20,591   55,149  (34,477)  153,036     97,332              250,368
Long-Term Debt                     22,000                       192   30,500  (22,000)   30,692    267,836              298,528
Deferred Credits                  110,475     74       21       122      140     (761)  110,071    258,625    (1,486)   367,210
Preferred Stock                                                                               0     66,120               66,120
Common Stock                        5,822  5,109   24,275    52,350  192,567  (87,556)  192,567    185,661  (185,661)   192,567
Retained Earnings                   5,025 (4,464) (13,841)  (26,711) 160,029   39,988   160,026    147,081  (147,081)   160,026
  Total Liab & Stkhldr' Equity    163,481  4,920   97,868    46,544  438,385 (104,806)  646,392  1,022,655  (334,228) 1,334,819

[FN]
(1) -- Excluding QST Environmental

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
(Thousands of Dollars)

                                            CLM    CIM ENRGY CIM      CIM AIR CONSOL.   CIM
                                    CIM    CONSOL   INV      LEASING  LEASING ADJUST    CONSOLIDATED
Current Assets                         56      104                                          160
Investment in CLM                   4,970                                      (4,970)        0
Investment in CIM ENERGY           (1,147)                                      1,147         0
Investment in CIM LEASING           6,594                                      (6,594)        0
Investment in CIM AIR LEASING       3,119                                      (3,119)        0
Investments and Other Property     45,755  106,526   1,158   32,132   14,799  (37,198)  163,172
Other Assets                          149                                                   149
  Total Assets                     59,496  106,630   1,158   32,132   14,799  (50,734)  163,481


Current Liabilities                17,897   25,568   1,588   14,287   (1,983) (37,198)   20,159
Long-Term Debt                     22,000                                                22,000
Deferred Credits                    8,752   76,092     717   11,252   13,662            110,475
Common Stock                        5,822      730       1        1        1     (733)    5,822
Retained Earnings                   5,025    4,240  (1,148)   6,592    3,119  (12,803)    5,025
  Total Liab & Stkhldr'Equity      59,496  106,630   1,158   32,132   14,799  (50,734)  163,481

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
(Thousands of Dollars)

                                                                        CONSOL.  CLM
                                     CLM     CLM 4   CLM 6   CLM 7 & 8  ADJUST   CONSOLIDATED
Current Assets                          104                                          104
Investment in CLM 4                   2,429  20,442                      (2,429)  20,442
Investment in CLM 6                   4,674          43,916              (4,674)  43,916
Investment in CLM 7 & 8               1,596                  19,855      (1,596)  19,855
Investments and Other Property       22,312                                   1   22,313
Other Assets                         20,988                             (20,988)       0
  Total Assets                       52,103  20,442  43,916  19,855     (29,686) 106,630

Current Liabilities                  24,355   8,132  16,589  (2,520)    (20,988)  25,568
Long-Term Debt                                                                         0
Deferred Credits                     22,778   9,882  22,653  20,779               76,092
Preferred Stock                                                                        0
Common Stock                            730       1       1       2          (4)     730
Retained Earnings                     4,240   2,427   4,673   1,594      (8,694)   4,240
  Total Liab & Stkhldr' Equity       52,103  20,442  43,916  19,855     (29,686) 106,630

CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
FOR YEAR ENDED DECEMBER 31, 1997
(Thousands of Dollars Except Per Share Amounts)

                                              CIM    CVI      QST       QST      CONSOL.  TOTAL     CILCO      CONSOL.    CILCORP
                                    CILCORP   CONSOL CONSOL.  CONSOL(1) ENVIRON. ADJUST. NONUTIL    CONSOL.    ADJUST.     CONSOL.
Revenue
  Electric                                                                                      0    338,096              338,096
  Gas                                                                                           0    208,758              208,758
  Non-Reg Energy and Energy Serv                              346,290                     346,290                         346,290
  Environmental and Engineering Serv                                     72,235            72,235                          72,235
  Other Businesses                        38  6,818   4,011                         239    11,106                          11,106
    Total                                 38  6,818   4,011   346,290    72,235     239   429,631    546,854         0    976,485

Operating Expenses
  Fuel for Generation and Purch Power                          25,898                      25,898    115,081              140,979
  Gas Purchased for Resale                                    325,436                     325,436    123,531              448,967
  Other Operations and Maintenance       463  1,824   7,153    10,300    67,648   5,870    93,258    109,833              203,091
  Depreciation and Amortization          172     20       6       551     3,763     713     5,225     61,505               66,730
  Goodwill Write-Off                                                     22,613            22,613                          22,613
  Taxes, Other than Income Taxes          15      1       8       114     2,793             2,931     34,275               37,206
    Total                                650  1,845   7,167   362,299    96,817   6,583   475,361    444,225         0    919,586
Fixed Charges and Other
  Interest Expense                     4,537  2,951      76       303       439  (3,039)    5,267     22,646               27,913
  Preferred Stock Dividends of Sub                                                              0      3,216                3,216
  Allow for Funds Used During Const                                                             0       (134)                (134)
  Other                                                                            (256)     (256)     1,433                1,177
    Total                              4,537  2,951      76       303       439  (3,295)    5,011     27,161         0     32,172
Income Before Income Taxes            (5,149) 2,022  (3,232)  (16,312)  (25,021) (3,049)  (50,741)    75,468         0     24,727
Income Taxes                          (2,411)  (224) (1,282)   (6,469)     (792) (3,049)  (14,227)    29,317               15,090
   Net Inc from Cont Oper Before
   Extraordinary Item                 (2,738) 2,246  (1,950)   (9,843)  (24,229)       0  (36,514)    46,151         0      9,637
Income (Loss) from Oper of Disc
Business, Net of Tax of $(39)                                               (54)              (54)                            (54)
Gain on Sale of Assets of Disc Bus,
Net of Tax of $1889                                                       2,712             2,712                           2,712
Extraordinary Item                                                                                     4,100                4,100
      Net Inc Avail for Common        (2,738) 2,246  (1,950)   (9,843)  (21,571)       0  (33,856)    50,251         0     16,395

Avg Common Shares Outstanding (000)                                                                                        13,611
Total Net Inc per Avg Common share                                                                                           1.20
Dividends Per Common Share                                                                                                   2.46

[FN]
(1) -- Excluding QST Environmental

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1997
(Thousands of Dollars)
                                             CLM     CIM ENRGY  CIM        CIM AIR CONSOL.  CIM
                                    CIM      CONSOL.   INV      LEASING    LEASING ADJUST  CONSOLIDATED
Revenue
  Leveraged Lease Income                      4,123                1,307     566              5,996
  Interest Income                      2,027      3                                (2,337)     (307)
  Other Income                         3,402     99     1,031                      (3,403)    1,129
    Total Revenue                      5,429  4,225     1,031      1,307     566   (5,740)    6,818

Expenses
  Operating Expenses                   1,791     44                    9                      1,844
  Taxes, Other than Income Taxes           0      1                                               1
  Interest Expense                     2,667  1,726        85        903     (92)  (2,338)    2,951
    Total Expenses                     4,458  1,771        85        912     (92)  (2,338)    4,796

Income Before Income Taxes               971  2,454       946        395     658   (3,402)    2,022
Income Taxes                          (1,275)   971       378       (559)    261               (224)
Net Income Including Minority Int      2,246  1,483       568        954     397   (3,402)    2,246
Minority Interest                                 0                                               0
Net Income                             2,246  1,483       568        954     397   (3,402)    2,246

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1997
(Thousands of Dollars)

                                                                         CONSOL. CLM
                                    CLM      CLM 4  CLM 6     CLM 7 & 8  ADJUST  CONSOLIDATED
Revenue
  Leveraged Lease Income                   1,454     2,669                       4,123
  Interest Income                   1,392                              (1,389)       3
  Other Income                      1,743                              (1,644)      99
    Total Revenue                   3,135  1,454     2,669          0  (3,033)   4,225

Expenses
  Operating Expenses                   32      6         6                          44
  Interest Expense                  1,726    609       981       (200) (1,389)   1,727
    Total Expenses                  1,758    615       987       (200) (1,389)   1,771

Income Before Income Taxes          1,377    839     1,682        200  (1,644)   2,454
Income Taxes                         (106)   330       662         85              971
Net Income Including Min Int        1,483    509     1,020        115  (1,644)   1,483
Minority Interest                       0                                            0
Net Income                          1,483    509     1,020        115  (1,644)   1,483